<Page 1>



                            UNITED STATES
                  SECURITIES & EXCHANGE COMMISSION
                       Washington, DC.  20549


                              FORM 8-K


                            CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities
        Exchange Act of 1934


     Date of Report (Date of earliest event reported)
                           June 5, 1998


                   GREAT SOUTHERN BANCORP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


            Delaware         0-18082            43-1524856
     -------------------------------------------------------
     (State or other   (Commission File No.)  (IRS Employer)
      jurisdiction of
      incorporation)


      1451 E. Battlefield,  Springfield, Missouri  65804
      ----------------------------------------------------
       (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code
                          (417) 887-4400


                            N/A
     -----------------------------------------------------
     (Former name or former address, if changed since last report)






<Page 2>

Item 5.  Other Events

     On June 5, 1998, Great Southern Travel, a 100% owned subsidiary of the Registrant, issued the attached press release announcing the acquisition of a travel agency located in Monett, Missouri. The acquisition will not have a material impact on the asset size, capital or earnings of the Registrant.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits

              20.1  Press release dated June 5, 1998.







                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               GREAT SOUTHERN BANCORP, INC.
  Date: June 5, 1998            /s/ Don M. Gibson
       -----------------       ----------------------------
                               Don M. Gibson
                               Executive Vice President

















<Page 3>

Exhibit 20.1




FOR MORE INFORMATION                       FOR IMMEDIATE
R. MARK NORTON                           RELEASE: 6/5/98
AT (417)782-1166

                 GREAT SOUTHERN TRAVEL ACQUIRES
                 INTERNATIONAL TOURS OF MONETT

Great Southern Travel, the largest travel agency in outstate Missouri, today announced the second acquisition in six months of an International Tours affiliate agency. The addition of International Tours of Monett, MO, follows the December 1997 purchase of IT Jopln, MO.

International Tours of Monett, 305 Kyle, has been owned and operated by Kris Conley for the past 18 years. Conley will continue to manage the Monett operation, as well as, assume responsibilies as Director of Corporate Travel for the parent company.

Great Southern Travel, Executive Vice President, Mark Norton stated, "International Tours of Monett is a very well run, respected travel agency, and we are excited for Kris to join our management team."

Great Southern Travel, which is a subsidiary of Great
Southern Bancorp, Inc., is a full service travel agency providing corporate, leisure and receptive tour services.
The agency, already among the largest 5% of all U.S. travel agencies, made public its plans for expansion into the Kansas City, MO, market effective July 1, 1998, and also publicized the opening of another concierge office in the resort communiy of Branson, MO, on June 1, 1998, at the Branson Towers. These additions expand Great Southern
Travel's service network to 30 locations.